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                                                                   EXHIBIT 14(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 11, 2000, relating to the financial statements and financial highlights, which appears in the December 31, 1999 Annual Report to Shareholders of The Universal Institutional Funds, Inc. (formerly, Morgan Stanley Dean Witter Universal Funds, Inc.) - U.S. Real Estate Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
July 14, 2000